UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2011
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800N Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement
8.01	Other Events
9.01	Financial Statement and Exhibits

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

Effective May 11, 2011, Uranium Energy Corp (the "UEC") entered into a Share Exchange Agreement (the "Agreement") pursuant to which UEC, through its wholly-owned subsidiary, UEC Paraguay Corp. ("UEC Paraguay"), expects to acquire a 100% legal and beneficial interest in two unencumbered prospecting permits covering 100,000 hectares (247,000 acres) located in the area of Coronel Oviedo, Paraguay (the "Mineral Assets") on or before June 15, 2011 (the "Closing Date").

UEC and UEC Paraguay entered into the Agreement with Transandes Resources, Inc. ("Transandes") and Piedra Rica Mining S.A. ("Piedra"), a Paraguayan company that is, or immediately prior to share exchange will be, the 100% legal, beneficial and registered owner of the Mineral Assets. Transandes owns all of the issued and outstanding common shares of Piedra. Pursuant to the Agreement, Transandes has agreed to sell, and UEC has agreed to acquire through UEC Paraguay, all of the issued and outstanding common shares of Piedra except for one common share, which is required by Paraguayan corporate law to be held by an individual who is resident in Paraguay (the "Purchased Shares").

Under the terms of the Agreement, the total purchase price for the Purchased Shares is 225,000 restricted common shares of common stock of UEC, to be delivered to Transandes on the Closing Date. From and after the Closing Date, UEC Paraguay is obligated to pay Transandes a 1.5% overriding royalty of any gross proceeds received by UEC Paraguay in connection with any uranium that is produced and sold in relation to the Mineral Assets. However, UEC Paraguay has the exclusive right, exercisable at any time, to acquire one third of the overriding royalty (that is, 0.5% of the 1.5% royalty) for $500,000. In addition, either UEC or UEC Paraguay (as determined by UEC), shall have a right of first refusal to acquire all or any portion of the remaining 1.0% royalty interest that Transandes desires to transfer, on the same terms offered to Transandes by a third party.

At any time from the Closing Date for a period of two years after the Closing Date, UEC or UEC Paraguay Corp. (as determined by UEC), will have a right of first approval to acquire all or any portion of any interest in any mineral property interest in Paraguay in which Transandes may have an interest, on the same terms offered to Transandes by a third party.

The foregoing description of the acquisition and the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

Important Additional Information Will Be Filed with the SEC

In connection with the previously announced proposed merger (the "Merger") between UEC and Concentric Energy Corp. ("Concentric"), UEC intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a registration statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of UEC to be issued in exchange for securities of Concentric. The Registration Statement will incorporate a proxy statement (the "Proxy Statement") that Concentric plans to mail to its stockholders in connection with obtaining stockholder approval of the Merger. The Registration Statement and the Proxy Statement will contain important information about UEC, Concentric, the Merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement when they become available, and other documents filed with the SEC by UEC or Concentric, through the web site maintained by the SEC at www.sec.gov. Documents filed by UEC with the SEC may be obtained free of charge by contacting UEC at: Uranium Energy Corp.; attention: Mr. Mark Katsumata, CFO; 500 North Shoreline, Suite 800N, Corpus Christi, Texas, 78401; Tel: (866) 748-1030

Concentric, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Concentric's stockholders in connection with the Merger. Information regarding any special interests of these directors and executive officers in the Merger will be included in the Proxy Statement.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On May 12, 2011, UEC issued a press release announcing that it had entered into the Agreement as discussed in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits
Exhibit No.	Description
10.1	Share Exchange Agreement among Transandes Resources, Inc., Piedra Rica Mining S.A., UEC Paraguay Corp., and Uranium Energy Corp. dated May 11, 2011, including schedules attached thereto
99.1	Press release of Uranium Energy Corp. dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: May 16, 2011	By: "Mark Katsumata" Mark Katsumata Secretary, Treasurer and CFO

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